                                                                   Exhibit 23(a)




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Gorman-Rupp Company for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with Securities and Exchange Commission.




                                              /s/ Ernst & Young LLP





Cleveland, Ohio
October 6, 1997